Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

by and between

LUCID GROUP, INC.

and

AYAR THIRD INVESTMENT COMPANY

Dated as of November 8, 2022

SUBSCRIPTION AGREEMENT, dated as of November 8, 2022 (this “Agreement”), by and between Lucid Group, Inc., a Delaware corporation (the “Company”), and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (the “Investor”).

WHEREAS, concurrently with this Agreement, the Company is entering into an Equity Distribution Agreement, dated as of the date hereof (the “ATM Agreement”), by and among the Company and BofA Securities, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc., pursuant to which the Company may offer shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), with an aggregate offering price of up to $600 million from time to time (the “ATM Offering”) pursuant to the Registration Statement (as defined below).

WHEREAS, throughout the Term (as defined below) of this Agreement, the Company may, at its sole discretion, conduct one or more other registered offerings of its Common Stock (any such offering, an “Other Public Offering,” and, together with the ATM Offering, the “Public Offerings”) pursuant to the Registration Statement (as defined below).

WHEREAS, during the Term of this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, in one or more private placements, a number of shares of Common Stock in a pro rata proportion to the number of shares sold by the Company in any Public Offering, based on the Investor Ownership Percentage (as defined below) and at the same price paid by purchasers in such Public Offering, up to a maximum aggregate amount of $915 million (the “Maximum Investment Amount”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1
Definitions

Section 1.01.     Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that, for purposes of this Agreement only, the Company shall not be deemed an Affiliate of the Investor or any of the Investor’s Affiliates. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Aggregate Purchase Price” means, with respect to a Closing (as defined below), the aggregate Purchase Price for the Placement Shares to be delivered at such Closing.

“ATM Placement Shares” means, with respect to a Closing for a particular Quarter related to the ATM Offering, a number of shares of Common Stock equal to the Quarterly ATM Shares (as defined below) multiplied by a ratio, the numerator of which is the Investor Ownership Percentage, and the denominator of which is a percentage equal to 100% minus the Investor Ownership Percentage, rounded down to the nearest whole share.

“ATM Purchase Price” means, with respect to a Closing for a particular Quarter related to the ATM Offering, a dollar amount per ATM Placement Share equal to the ATM Quarterly VWAP with respect to such Quarter.

“ATM Quarterly VWAP” for a particular Quarter means the volume-weighted average sale price of the Common Stock sold in the ATM Offering during such Quarter.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Company Organizational Documents” means the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and/or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority, stock exchange or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. For the avoidance of doubt, Investor shall not be deemed to be a Governmental Authority for any purpose under this Agreement.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair the compliance by the Investor with its obligations under this Agreement.

“Investor Ownership Percentage” means 60.42640%.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, the Investor and certain other parties thereto, as amended and/or restated from time to time.

“IRA Amendment” means Amendment No. 1 to the Investor Rights Agreement, dated as of the date hereof, to provide the Investor with registration rights pursuant to the Investor Rights Agreement with respect to the Placement Shares and with certain other rights, such amendment substantially in the form attached hereto as “Annex I.”

“Judgment” means any order, judgment, injunction, ruling, writ or decree of any Governmental Authority.

“Laws” means all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations.

“Material Adverse Effect” means any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or management of the Company and its subsidiaries considered as one enterprise.

“Nasdaq” means the Nasdaq Global Select Market or any other principal trading exchange or market for Common Stock from time to time.

“Other Placement Shares” means, with respect to a Closing related an Other Public Offering, a number of shares of Common Stock equal to the number of shares of Common Stock actually sold in such Other Public Offering, multiplied by a ratio, the numerator of which is the Investor Ownership Percentage, and the denominator of which is a percentage equal to 100% minus the Investor Ownership Percentage, rounded down to the nearest whole share.

“Other Purchase Price” means, with respect to a Closing related to an Other Public Offering, the price per share paid by the purchasers in such Other Public Offering.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Placement Shares” means, as applicable, the ATM Placement Shares or Other Placement Shares.

“Purchase Price” means, as applicable, the ATM Purchase Price or Other Purchase Price.

“Quarter” means a fiscal quarter of the Company.

“Quarterly ATM Shares” for a particular Quarter means the number of shares of Common Stock sold by the Company in the ATM Offering during a Quarter; provided, that if the Company sells shares of Common Stock in the ATM Offering during the last two weeks of a Quarter, such shares shall be deemed to have been sold in the succeeding Quarter for all purposes under this Agreement, including for the purposes of calculating the ATM Quarterly VWAP.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-267147), including any amendment or supplement thereto and any information deemed to be included or incorporated by reference therein.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Term” means the period beginning on the date hereof and ending on March 31, 2023, unless extended or terminated earlier pursuant to Section 7.01 herein.

Article 2
Purchase and Sale

Section 2.01.      Purchase and Sale. (a) On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 6, at each ATM Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the related ATM Placement Shares at a purchase price per share equal to the ATM Purchase Price applicable to such shares and such ATM Closing.

(b)            On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 6, if the Company sells Common Stock in an Other Public Offering during the Term, and the sale price of the Common Stock in such Other Public Offering is less than the volume-weighted average sale price of the Common Stock sold in the ATM Offering beginning on the date of this Agreement and ending on the first date that Common Stock in such Other Public Offering is offered to investors, then the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the related Other Placement Shares at a purchase price per share equal to the price per share paid by the investors in such Other Public Offering.

(c)            The aggregate Purchase Price paid by Investor for the Placement Shares pursuant to this Agreement shall not exceed the Maximum Investment Amount.

(d)            Any purchase and sale of the Placement Shares pursuant to this Section 2.01 is referred to as the “Placement”.

Section 2.02.     Closing. (a) Subject to the terms of this Agreement, the closing of each Placement of ATM Placement Shares (each, an “ATM Closing”) shall occur electronically on or about 10:00 a.m., New York City time, on the last trading day of each Quarter or at such other place, time or date as shall be agreed between the Company and the Investor.

(b)            Subject to the terms of this Agreement, the closing of each Placement of Other Placement Shares (an “Other Closing,” and together with the ATM Closings, the “Closings”) shall occur electronically on or about 10:00 a.m., New York City time, six (6) Business Days after the pricing of the related Other Public Offering or at such other place, time or date as shall be agreed between the Company and the Investor (such date, together with each such date pursuant to Section 2.01(a), a “Closing Date”).

(c)            At each Closing:

(i)            the Investor shall pay the applicable Aggregate Purchase Price to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing; and

(ii)            the Company shall deliver to the Investor the applicable Placement Shares, in book entry form, free and clear of all liens, except restrictions imposed by applicable securities Laws.

Article 3
Representations and Warranties of the Company

The Company represents and warrants to the Investor, as of the date hereof and as of each Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 3.01.      Organization; Good Standing. (a) The Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s most recent Annual Report on Form 10-K and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)            Subsidiaries. Each of the Company’s subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept or functional equivalent is applicable in such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s most recent Annual Report on Form 10-K and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would reasonably be expected to have a Material Adverse Effect.

Section 3.02.     Description of Capital Stock; Valid Issuance. (a) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement.

(b)            The Placement Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will conform to the description thereof in the Registration Statement and the Prospectus.

Section 3.03.     Authority; Noncontravention. (a) The execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)            Neither the execution and delivery of this Agreement by the Company, nor the performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Organizational Documents, or (ii) (x) violate any Law or Judgment (as defined herein) applicable to the Company or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract, except in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.04.     Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (b) compliance with the rules and regulations of the Nasdaq and (c) compliance with any applicable state securities or “Blue Sky” laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

Section 3.05.     Sale of Securities. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.05, the sale and issuance of the Placement Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.06.     Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Placement Shares, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.07.     Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Placement Shares.

Section 3.08.     No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Article 3, neither the Company, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to its capital stock, the Company or any of its subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, and the Investor acknowledges the foregoing.

Article 4
Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof and as of each Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01.     Organization; Standing. The Investor is a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia and has all requisite power and authority necessary to enter into and perform its obligations under this Agreement.

Section 4.02.     Authority; Noncontravention. (a) The Investor has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Investor of this Agreement has been duly authorized and approved by all necessary action on the part of the Investor and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)            Neither the execution and delivery of this Agreement by the Investor, nor the performance or compliance by the Investor with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate or formation, operating agreement or other comparable charter or organizational documents of the Investor, or (ii) (x) violate any Law or Judgment applicable to the Investor or any of its subsidiaries, or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its subsidiaries is a party or accelerate the Investor’s or, if applicable, any of its subsidiaries’, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03.     Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority that would be required to be obtained or made by or on behalf of the Investor is necessary for the execution, delivery and performance of this Agreement by the Investor, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04.     Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection with this Agreement, based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

Section 4.05.     Private Placement Matters. The Investor acknowledges that the offer and sale of the Placement Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Placement Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Placement Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Placement Shares and of making an informed investment decision, (d) is an institutional “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Placement Shares, (2) has had an opportunity to discuss (including by asking questions) with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Placement Shares indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Placement Shares and to protect its own interest in connection with such investment. The Investor further acknowledges that each Placement Share will constitute a “control security” and a “restricted security” under U.S. securities laws and will contain a legend to that effect in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THESE SECURITIES ARE HELD BY A PERSON WHO IS CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THESE SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

Section 4.06.     No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article 3 hereof, the Investor hereby acknowledges that neither the Company nor any of its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects. The Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Investor has relied on the results of their own independent investigation.

Section 4.07.     No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 4, neither the Investor nor any other Person on its behalf has made or is making any other express or implied representation or warranty.

Article 5
Additional Agreements

Section 5.01.     Further Action; Commercially Reasonable Efforts; Filings. (a) Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate this Agreement in accordance with its terms and conditions, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate this Agreement and to fully carry out the purposes of this Agreement.

Section 5.02.     Public Disclosure. The Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that the Investor or the Company determines, after consultation with outside legal counsel, is required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the foregoing, this Section 5.02 shall not apply to any press release or other public statement made by the Company that does not contain any information relating to this Agreement that has not been previously announced or made public in accordance with the terms of this Agreement and that is made in the ordinary course of business.

Section 5.03.     Confidentiality. Confidentiality provisions of the Investor Rights Agreement shall apply with respect to any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives in connection with this Agreement.

Section 5.04.     Tax Matters. The Company shall pay any and all documentary, stamp and similar issuance or transfer tax due on the issuance of the Placement Shares.

Section 5.05.     Delivery of Information. To the extent the Company sells any Common Stock in the ATM Offering, the Company shall inform the Investor (i) weekly, of the number of Quarterly ATM Shares and the ATM Quarterly VWAP to date and (ii) at least six (6) Business Days before the applicable ATM Closing Date, of the number of Quarterly ATM Shares and ATM Quarterly VWAP for such Quarter. Investor acknowledges and agrees that the Company is entitled to rely on reports or other information provided to the Company by any placement agent, sales agent, underwriter or other statutory underwriter engaged by the Company in connection with the issuance and sales of the Quarterly ATM Shares.

Section 5.06.     Delivery of Placement Shares After a Closing. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Placement Shares within five (5) Business Days after each applicable Closing Date.

Section 5.07.     Future ATM Offerings. Subject to the terms and conditions of this Section 5.07 and applicable securities laws and stock exchange listing requirements, if the Company proposes to (i) increase the maximum aggregate offering price for the ATM Offering (the “Incremental ATM Offering”) or (ii) commence a public offering of Common Stock that is substantially similar to the ATM Offering (any offering in (i) or (ii), a “New ATM Offering”), in either case during the Term, the Investor shall have the right, but not the obligation, to enter into a subscription agreement in respect of the New ATM Offering on terms and in a form substantially equivalent to this Agreement (which subscription agreement may, for the avoidance of doubt, be entered into as an amendment to this Agreement and is referred to as the “New Subscription Agreement”); provided, however, that the Investor may adopt limitations with respect to its participation in the New ATM Offering, either as to the maximum dollar amount of its commitment to purchase Common Stock in the New ATM Offering, or the end date of its obligation to participate in the New ATM Offering. At least five (5) Business Days prior to any New ATM Offering, the Company shall give notice by e-mail (the “Offer Notice”) to the Investor, stating (i) its intention to commence the New ATM Offering, which may be subject to conditions, (ii) the amount of Common Stock it proposes to offer as part of the New ATM Offering, which may be expressed as a range and may be subject to change, and (iii) the earliest contemplated commencement date of the New ATM Offering. To exercise its right pursuant to this Section 5.07, Investor must provide the Company notice by e-mail within three (3) Business Days of receiving the Offer Notice that the Investor wishes to participate. Investor must execute and deliver the New Subscription Agreement no later than one Business Day prior to the contemplated commencement date of the New ATM Offering. Nothing in this Section 5.07 shall be construed to require the Company to delay or modify any New ATM Offering so long as the foregoing Offer Notice period is complied with.

Section 5.08.    Market Standoff. (a) The Investor hereby agrees that, during each period beginning on the date of any Closing and ending on the date that is six (6) months after such Closing (a “Lock-up Period”), the Investor will not, without the prior written consent of the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, whether owned by the Investor as of the date hereof or hereafter acquired by the Investor or with respect to which the Investor has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(b)  Notwithstanding Section 5.08(a), and subject to the conditions below, the Investor may transfer the Lock-Up Securities without the prior written consent of the Company, provided that in the case of any transfer of Lock-Up Securities pursuant to clauses (i) through (iii) of this Section 5.08(b), (1) each donee, trustee, distributee, or transferee, as the case may be, shall agree in writing to be similarly bound during the balance of the Lock-Up Period, (2) any such transfer shall not involve a disposition for value, (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act) shall disclose the nature of such transfer and that the Lock-Up Securities remain subject to the terms set forth in this Section 5.08, and (4) the Investor does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1)            as a bona fide gift or gifts, including to charitable organizations; or

(2)            to an Affiliate of the Investor; or

(3)            to a nominee or custodian of any Person to whom a transfer would be permissible under clauses (1) or (2) above; or

(4)           pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of the Company’s capital stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Investor’s Lock-Up Securities shall remain subject to this Section 5.08.

For purposes of Section 5.08, “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer or acquisition, such Person or group of affiliated Persons would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the Company; provided that the acquisition by the Investor, the Public Investment Fund or any of their respective Affiliates of voting securities of the Company shall not constitute a Change of Control.

(c)  The Investor agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with this Section 5.08.

Article 6
Conditions to Closing

Section 6.01.     Condition to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect any Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the applicable Closing Date of the condition that no Judgment shall be enacted, promulgated, issued, entered, or threatened by any Governmental Authority and no applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting consummation of this Agreement.

Section 6.02.     Conditions to the Obligations of the Company. The obligations of the Company to effect a Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the applicable Closing Date of the following conditions:

(a)            the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of such Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(b)            the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to such Closing.

Section 6.03.     Conditions to the Obligations of the Investor. The obligations of the Investor to effect a Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the applicable Closing Date of the following conditions:

(a)            the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of such Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)            the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to such Closing;

(c)            the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the applicable Placement;

(d)            no stop order or suspension of trading shall have been imposed by the Nasdaq, the SEC or any other Governmental Authority with respect to the public trading in the Common Stock;

(e)            the Common Stock shall be listed on the Nasdaq; and

(f)            the Investor Rights Agreement, as amended by the IRA Amendment, shall be in full force and effect.

Article 7
Termination; Survival

Section 7.01.     Termination. This Agreement will terminate automatically upon the earlier of (i) the expiration of the Term and (ii) the date upon which the Company has sold to the Investor pursuant to this Agreement Placement Shares for an aggregate purchase price equal to the Maximum Investment Amount. This Agreement may be terminated earlier:

(a)            by the mutual written consent of the Company and the Investor;

(b)            by either the Company or the Investor if the ATM Agreement has been terminated in accordance with its terms following its execution (or, if the ATM Agreement has not been executed, if the Company provides written notice to the Investor that it does not intend to proceed with the ATM Offering prior to March 31, 2023);

(c)            by either the Company or the Investor, if any Restraint enjoining or otherwise prohibiting consummation of this Agreement shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.01;

(d)            by the Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied; or

(e)            by the Company, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied.

Section 7.02.     Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article 1, Section 5.03, Section 5.08, this Section 7.02 and Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement.

Section 7.03.     Survival. Subject to Section 7.02, all of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made as of a Closing Date shall survive until the applicable Closing Date and shall then expire. Notwithstanding any other provision set forth in this Agreement, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall, with respect to any Placement, in no event exceed the aggregate purchase price paid by the Investor pursuant to this Agreement.

Section 7.04.     Extension.     Notwithstanding the provisions of this Article 7 and subject to the terms and conditions of this Agreement, the Term may be extended by a period of one (1) month by mutual written consent of the Company and Investor. In order to extend the Term, either the Company or the Investor must provide notice (the “Extension Notice”) to the other party at least ten (10) Business Days prior to the expiration of the Term. In order for the Term to be extended pursuant to this Section 7.04, the party receiving the Extension Notice must provide the other party notice within three (3) Business Days of receiving the Extension Notice that they wish to extend the Term. Any extension of the Term shall remain subject to this Agreement in all respects. For the avoidance of doubt, there is no limit to the number of times the Term may be extended.

Article 8
Miscellaneous

Section 8.01.     Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto.

Section 8.02.     Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 8.04.     Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

Section 8.05.     Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 8.06.     Governing Law; Jurisdiction. (a) This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b)            All Actions arising out of or relating to this Agreement shall be heard and determined in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07.     Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, might not be an adequate remedy, might occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause any Closing to occur, and that time is of the essence. Subject to the determination of a court of competent jurisdiction, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause any Placement to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08.     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09.     Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)           If to the Company, to it at:

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
Attention: Legal Department
E-mail:     Legal@lucidmotors.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attn: Emily Roberts
E-mail:    emily.roberts@davispolk.com

If to the Investor, to it at:

Prince Turki bin Abdul Aziz Al-Awal Road
P.O. Box 6847
Riyadh 11452
Kingdom of Saudi Arabia
Attention:  Turqi Alnowaiser
                  Yasir Alsalman
Email:       talnowaiser@pif.gov.sa
                  yalsalman@pif.gov.sa
                  lightning.investment@pif.gov.sa
                  lightning.legal@pif.gov.sa
                  Intl.operations@pif.gov.sa

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention: Thomas W. Kellerman
Email: thomas.kellerman@morganlewis.com

or to such other address or email address as such party may hereafter specify in writing to the other party hereto. All such notices, requests and other communications shall be deemed received (1) on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt, or (2) on the next succeeding business day in the place of receipt.

Section 8.10.     Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11.     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the applicable Closing shall have occurred.

Section 8.12.     Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(b)            The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LUCID GROUP, INC.

By:	/s/ Sherry House
	Name:	Sherry House
	Title:	Chief Financial Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AYAR THIRD INVESTMENT COMPANY

By:	/s/ Yasir O. AlRumayyan
	Name:	Yasir O. AlRumayyan
	Title:	Manager

[Signature Page to Subscription Agreement]

ANNEX I

FORM OF AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), effective as of November 8, 2022, is made to that certain Investor Rights Agreement, dated as of February 22, 2021 (the “Agreement”), by and among (i) Churchill Capital Corp IV, a Delaware corporation (“PubCo”); (ii) Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”); (iii) each of the Persons identified on the signature pages to the Agreement or on the signature pages to a joinder to the Agreement; and (iv) Churchill Sponsor IV LLC, a Delaware limited liability company. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, in connection with the Business Combination, PubCo changed its name to “Lucid Group, Inc.”

WHEREAS, as of the date hereof, PubCo entered into that certain Subscription Agreement (the “Subscription Agreement”) with Ayar, and it is a condition to the issuance and sale of the shares of Common Stock by PubCo to Ayar pursuant to the Subscription Agreement (such shares, the “Placement Shares”) that the Agreement be amended as set forth in this Amendment;

WHEREAS, pursuant to Section 5.4(b) of the Agreement, the Agreement may be amended in whole or in part at any time with the express written consent of PubCo and the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders at such time.

WHEREAS, Ayar holds more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders as of the date hereof.

WHEREAS, Ayar and PubCo amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree, with effect as of the date hereof, to amend the Agreement as follows:

1.	The definition of “Registrable Securities” in Section 1.1 of the Agreement is amended to read:

“Registrable Securities” means (a) any shares of Common Stock, (b) any Warrants or any shares of Common Stock issued or issuable upon the exercise thereof, (c) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case Beneficially Owned by a Holder as of immediately following the Closing, and (d) with respect to Ayar only, the Placement Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction or (D)(i) the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the shares of Common Stock that are outstanding at such time and (ii) such shares of Common Stock are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such shares of Common Stock) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Investor Rights Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. It is understood and agreed that, for purposes of this Investor Rights Agreement, where reference is made to Registrable Securities being listed with any securities exchange or automated quotation system, such reference shall not include the Warrants (although it shall include the shares of Common Stock issued or issuable upon the exercise thereof).

2.	The following sentence is added to the end of section 2.3, which reads:

For the avoidance of doubt and notwithstanding anything to the contrary in this Investor Rights Agreement, any Confidential Information shared between PubCo and Ayar is subject to any and all non-disclosure and confidentiality agreements executed between such Parties, including the Investor Non-Disclosure Agreement, dated as of September 9, 2021, by and between PubCo and Ayar, as it may be amended and/or restated from time to time.

3.	A new Section 2.04 is added at the end of Article II:

Section 2.04. Participation in Future Equity Financings.

(a) Subject to the terms and conditions of this Section 2.04, applicable Laws and stock exchange listing requirements, if PubCo commences an offering of Equity Securities or equity-linked securities that is a bona fide equity financing (an “Equity Financing”), PubCo agrees to use its best efforts, subject to the limitations set forth in this Section 2.04, to provide Ayar with an opportunity to participate as a purchaser in such offering or in a private placement substantially concurrent with such offering, on terms no less favorable to PubCo or Ayar than the terms applicable to other purchasers in such offering (as such terms may be approved by the Audit Committee of the Board (the “Audit Committee”) in its sole discretion), and in an amount that allows Ayar to maintain up to its pro rata ownership of Common Stock as of immediately prior to the commencement of the Equity Financing after giving effect to such Equity Financing. PubCo may require Ayar to enter into a customary lock-up or market standoff agreement in connection with Ayar’s participation in such Equity Financing on substantially the same terms as applied to the executive officers and directors of the Company.

(b) It is understood and agreed that PubCo’s obligations to use its best efforts under Section 2.04(a) are limited to the obligations expressly set forth in this Section 2.04(b). PubCo shall give e-mail notice to Ayar (the “Equity Financing Notice”) no later than the earlier of (x) five (5) calendar days prior to the expected commencement date of such Equity Financing and (y) the date that notice is provided to any other potential investor in such Equity Financing, stating (i) its intention to commence an Equity Financing, which may be subject to conditions, (ii) the earliest contemplated commencement date of the Equity Financing, and (iii) a good faith estimate of the range of the expected terms of such financing as of the date of such Equity Financing Notice, which may be subject to change at any time without additional notice to Ayar except as expressly provided in this Section 2.04. When PubCo reasonably believes that the five (5) calendar days’ notice requirement cannot be complied with, PubCo shall be entitled to request that Ayar waive such requirement and if Ayar has not responded to such request within twenty-four (24) hours, it shall automatically be deemed to have waived the notice requirement. The Equity Financing Notice may require Ayar to provide PubCo with a final and irrevocable indication of interest no later than 24 hours prior to the beginning of marketing of any such Equity Financing. Any such required indication of interest may be conditioned on the closing of the Equity Financing, but may not be conditioned on any other final pricing terms. If such indication of interest is required and Ayar does not provide such indication of interest prior to the deadline specified in the Equity Financing Notice, which shall be no earlier than twenty-four (24) hours prior to the beginning of marketing of such Equity Financing, then Ayar shall be deemed to waive any right to participate as a purchaser in such Equity Financing or in a private placement substantially concurrent with such Equity Financing. If PubCo commences such Equity Offering, and Ayar has not waived its right to participate, then prior to the pricing of such Equity Financing, PubCo will notify Ayar by e-mail of the final terms of such Equity Financing, the final terms that the Audit Committee has authorized PubCo to offer to Ayar, and provide Ayar with final forms of any applicable purchase agreement, such notification to occur as soon as reasonably practicable following the determination of the Audit Committee described above. If Ayar wishes to participate as a purchaser in connection with such Equity Financing, PubCo will deliver the proposed form of applicable purchase agreement to Ayar as soon as reasonably practicable and Ayar acknowledges and agrees that it must execute and deliver any applicable purchase agreement no later than the time of pricing of such Equity Financing. Notices provided pursuant to this Section 2.04 shall be deemed received when sent. Nothing in this Section 2.04 shall require PubCo to delay the pricing of any proposed Equity Financing or modify the terms of any Equity Financing.

(c) This Section 2.04 shall not be construed to create any obligation on the part of PubCo to issue and sell any securities to Ayar in connection with an Equity Financing. Any such obligation shall be governed by a separate agreement that may be entered into between Ayar and PubCo. After the pricing of any Equity Financing, PubCo’s obligations in this Section 2.04 with respect to such Equity Financing shall terminate, and it is expressly acknowledged and agreed that after such time, PubCo shall have no obligation to enter into any agreement with Ayar to issue or sell securities to Ayar in connection with such Equity Financing.

(d) This Section 2.04 shall not apply to, and any Equity Financing shall not include, any of the following: (1) the issuance by PubCo of shares of Common Stock upon the exercise, conversion, or settlement of any other security of PubCo that otherwise does not constitute an Equity Financing, including stock options, warrants (including PubCo’s private placement warrants), restricted stock units or PubCo’s 1.25% Convertible Senior Notes due 2026, (2) the issuance of compensatory equity awards to employees, officers, directors, advisors or consultants of PubCo, (3) any bond hedge and warrant transaction, capped call, equity forward, or other similar derivative instrument entered into in connection with an equity or equity-linked financing, (4) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions of securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances not principally for the purpose of raising capital for the Company, (5) any offering governed by Article 2 of the Subscription Agreement, or (6) any offering governed by Section 5.07 of the Subscription Agreement.

(e)            This Section 2.04 shall automatically terminate after such time as Ayar ceases to own at least 40% of the outstanding Common Stock.

4.	A new section 3.15 is added at the end of Article III, which reads:

Section 3.15. Shelf Registration of Placement Shares.

(a)            Section 3.1 Not Applicable. Section 3.1(a) of the Investor Rights Agreement shall not apply to the Placement Shares. Prior to the Shelf Registration Deadline (as defined below), Sections 3.1(b) through 3.1(d) and 3.2 through 3.14 of the Investor Rights Agreement shall not apply to the Placement Shares.

(b)            Filing. PubCo shall use its commercially reasonable efforts to file and cause to become effective under the Securities Act within six (6) months from the end of the Term (or, if a New Subscription Agreement is entered into, within six (6) months from the end of the term under such New Subscription Agreement, collectively the “Shelf Registration Deadline”) a Shelf Registration Statement, or, if permitted, an amendment or a prospectus supplement to a Shelf Registration Statement then already filed, covering the resale on a delayed or continuous basis of all Placement Shares then issued to and Beneficially Owned by Ayar but not yet covered by a Shelf Registration Statement. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. PubCo shall also use its commercially reasonable efforts to file any replacement or additional Shelf Registration Statement and use commercially reasonable efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 3.15.

Sections 5.1, 5.3, 5.4, 5.5, 5.6, 5.7, 5.13 and 5.14 of the Agreement are hereby incorporated into this Amendment, mutatis mutandis. Except as modified and amended herein, all other terms and provisions of the Agreement will not be amended and will remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LUCID GROUP, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

AYAR THIRD INVESTMENT COMPANY

By:
Name:
Title: